UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14-A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

MACROVISION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MACROVISION CORPORATION

2830 De La Cruz Boulevard

Santa Clara, California 95050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The annual meeting of stockholders of Macrovision Corporation will be held at our corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050 on Thursday, April 27, 2006, beginning at 10:00 a.m., local time. We are holding the meeting to act on the following matters:

1. Election of Directors. You will have the opportunity to elect six members of the board of directors for a term of one year. The following six persons are our nominees: John O. Ryan; Alfred J. Amoroso; Donna S. Birks; Steven G. Blank; Robert J. Majteles; and William N. Stirlen.

2. Amendment of our 2000 Equity Incentive Plan. You will be asked to approve the amendment of our 2000 Equity Incentive Plan (the “Equity Plan”) to increase the number of shares reserved for issuance pursuant to awards under the Equity Plan by an additional 5,000,000 shares and to make various other changes to the plan as described herein.

3. Appointment of Independent Registered Public Accounting Firm. You will be asked to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006.

4. Other Business. Transact any other business that is properly raised at the meeting.

We cordially invite all stockholders to attend the annual meeting in person. If you were a stockholder as of the close of business on February 28, 2006, you are entitled to vote at the annual meeting. A list of stockholders eligible to vote at the annual meeting will be available for review during our regular business hours at our headquarters in Santa Clara for at least ten days prior to the meeting for any purpose related to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alfred J. Amoroso
Alfred J. Amoroso, President & CEO

Dated:	March 15, 2006

Santa Clara, California

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the annual meeting, please complete, sign and date, and promptly return the accompanying proxy card in the enclosed postage-paid envelope so that your shares will be represented at the meeting. You may also submit your proxy via the Internet or telephone as specified in the accompanying voting instructions. This will ensure the presence of a quorum at the annual meeting and save the expense and extra work of additional solicitation. Sending your proxy card will not prevent you from attending the meeting, revoking your proxy and voting your stock in person.

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MACROVISION CORPORATION

2830 De La Cruz Boulevard

Santa Clara, California 95050

PROXY STATEMENT

For the

Annual Meeting of Stockholders

To be held on April 27, 2006

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Our board of directors is soliciting your proxy for our 2006 annual meeting of stockholders (the “annual meeting” or “meeting”). The annual meeting will be held at our corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050 on Thursday, April 27, 2006, beginning at 10:00 a.m., local time. Our telephone number is (408) 562-8600. Voting materials, which include this proxy statement, proxy card and 2005 annual report to stockholders, will first be mailed to stockholders entitled to vote at the annual meeting on or about March 23, 2006.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, management will report on the performance of Macrovision and respond to questions from stockholders.

Who can vote at the annual meeting?

The board of directors set February 28, 2006 as the record date for the annual meeting. If you owned our common stock at the close of business on February 28, 2006, you may attend and vote at the annual meeting. You are entitled to one vote for each share of common stock that you held on the record date for all matters to be voted on at the annual meeting. The proxy card indicates the number of shares that you own. As of the record date, 51,482,535 shares of common stock, representing the same number of votes, were outstanding.

What is the quorum requirement for the annual meeting?

A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the annual meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the annual meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present in person or represented by proxy at the annual meeting.

How do I vote by proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. You may also vote electronically over the Internet or by telephone. Special instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. Returning the proxy card will not affect your right to vote in person at the annual meeting.

How can I vote my shares in person at the annual meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to attend the meeting in person, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in a brokerage account in your broker’s name (in “street name”), your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker on how to vote the shares, but you may not vote these shares in person at the annual meeting unless you bring an account statement and a letter of authorization from the broker that holds your shares to the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as a stockholder of record or in street name, you may vote without attending the meeting. You may vote by submitting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the enclosed proxy card for instructions on how to submit a proxy by telephone, Internet or mail. For shares held in street name, the voting instruction card will be included with the proxy statement delivered by your broker or nominee.

How can I change my vote after I return my proxy?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by submitting a new proxy at a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

What proposals are scheduled to be voted on at the annual meeting?

The following three proposals are scheduled for a vote at the annual meeting:

•	Proposal No. 1: the election of each of the named nominees for director;

•	Proposal No. 2: the amendment of our Equity Plan to authorize the issuance of an additional 5,000,000 shares; to permit awards of restricted stock without monetary consideration, performance shares and restricted stock units; to limit performance shares, restricted stock and restricted stock units combined to 2,000,000 shares; and to make various other changes to the plan as described herein; and

•	Proposal No. 3: the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Will there be any other matters considered at the annual meeting?

We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter.

What vote is required for each proposal?

Election of Directors. You may vote “FOR” a nominee for our board of directors or you may “WITHHOLD AUTHORITY” to vote for a nominee. The six individuals receiving the highest number of “FOR” votes will be elected directors. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively or for a greater number of persons than the number of nominees named in this proxy statement. A properly executed proxy that is marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will have no effect on the election of directors, although it will be counted for purposes of determining whether there is a quorum.

Amendments to Equity Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. The affirmative vote of the majority of the shares present in person or represented by proxy at the meeting will be required for approval. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal.

Ratification of Independent Registered Public Accounting Firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of our selection of KPMG LLP as our independent registered public accounting firm. The affirmative vote of the majority of the shares present in person or represented by proxy at the meeting will be required for approval. Abstentions will have the same effect as if you voted against the proposal and, broker non-votes will not have any effect on the outcome of this proposal.

All proxies will be voted in accordance with the instructions specified on the enclosed proxy card. If you just sign your proxy card with no additional instructions, your shares will be voted in accordance with the recommendations of our board of directors. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

What are the recommendations of the board of directors?

Our board of director’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote FOR the election of each of the named nominees for director, FOR approval of the amendment to our Equity Plan and FOR ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Where can I find the voting results?

The preliminary voting results will be announced at the annual meeting of stockholders. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors currently consists of eight members, a majority of whom are “independent” under applicable rules of the Securities and Exchange Commission (the “SEC”). Our bylaws provide that our board of directors shall have not less than five members, with the exact number of directors to be fixed from time to time by the board of directors.

Our corporate governance and nominating committee has recommended the six individuals listed below to stand for election at the annual meeting of stockholders this year and our board of directors has approved the nomination of these six directors to stand for election. Each director will be elected to serve until the next annual meeting of stockholders, or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. Each nominee for director has consented to serve as such if elected by the stockholders. If any nominee should become unavailable or unable to serve as a director prior to the meeting, our board of directors may designate another nominee to fill the vacancy and proxies will be voted for that nominee.

There are no family relationships among our executive officers, directors and nominees for director.

Nominees for Director

You are being asked to vote on the six director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these six nominees. All of our nominees for director are current members of our board of directors. The names of the director nominees, their ages as of February 28, 2006 and other information about them are shown below.

Name of Director Nominee	Age	Director Since	Position
John O. Ryan	60	1987	Chairman of the Board of Directors
Alfred J. Amoroso	56	2005	Director
Donna S. Birks	50	1997	Independent Director
Steven G. Blank	52	2002	Independent Director
Robert J. Majteles	41	2006	Independent Director
William N. Stirlen	67	1997	Independent Director

John O. Ryan. Mr. Ryan is a co-founder of Macrovision and an inventor of its core video copy protection technologies. He has served as our Chairman of the Board of Directors since June 1991 and as an Executive Officer since November 2001. Mr. Ryan served as our Chief Executive Officer from June 1995 to October 2001, and served as our Vice-Chairman of the Board of Directors from 1987 until June 1991. Mr. Ryan is the inventor on more than 50 patents and has 11 patent applications pending in the fields of video copy protection, video scrambling, audio information dissemination, and television camera technology. Mr. Ryan studied Physics and Mathematics at the University of Galway in Ireland, and received a full technological certificate in Telecommunications from the City and Guilds of London, England.

Alfred J. Amoroso. Mr. Amoroso joined Macrovision as its President and CEO and member of the Board of Directors in July 2005. Prior to joining Macrovision, Mr. Amoroso served as an advisor to Warburg Pincus, an investment firm, from September 2004 to June 2005. From July 2002 to August 2004, Mr. Amoroso served as the President, Chief Executive Officer and Vice Chairman of Meta Group, an information technology research and advisory firm. From October 1999 until its merger with IBM in January 2002, Mr. Amoroso served as President, Chief Executive Officer and a director of CrossWorlds Software, Inc. Mr. Amoroso holds a B.S. in systems engineering and M.S. in operations research from Polytechnic Institute of Brooklyn. Mr. Amoroso serves on the board of directors and on the audit, nominating and qualified legal compliance committees of the board of Foundry Networks, a provider of network hardware and telecommunication services.

Donna S. Birks. Ms. Birks has served as a management and financial consultant to technology companies since February 2001. She served as Executive Vice President and Chief Financial Officer at Adaptive Broadband Corp., a data networking solutions company, from December 1997 to January 2001. Ms. Birks holds a B.A. in Business Administration from George Mason University and a M.S. in Finance from American University.

Steven G. Blank. Mr. Blank has served as a consultant to venture capital firms and technology companies since September 1999 and as a lecturer at U.C. Berkeley, Haas School of Business since February 2002. He co-founded E.piphany Inc., a provider of CRM solutions, and served as its President and Vice President of Marketing from October 1996 to September 1999.

Robert J. Majteles. Mr. Majteles is the general partner of Treehouse Capital LLC, an investment firm that he founded in 2001. Mr. Majteles holds a B.A. from Columbia University and a J.D. from Stanford University. Mr. Majteles serves on the boards of directors of Adept Technology, Inc., a company that designs, manufactures and markets robotic systems, motion control and machine vision technology; Vertical Communications, Inc., a provider of IP-PBX telephone systems; World Heart Corporation, a global medical device company focused on the development, production and commercialization of implantable ventricular assist devices; and Unify Corporation, a provider of business process automation solutions. In addition, Mr. Majteles is a Lecturer at the Lester Center for Entrepreneurship, Haas School of Business, University of California, Berkeley and is a Member of the Board of Trustees of the Head-Royce School, Oakland, California.

William N. Stirlen. Mr. Stirlen has served as a consultant to technology companies since February 1994. As a consultant, he has held various executive positions with Open Text Corporation, an intranet software company, most recently as Chief Financial Officer from June 1996 to October 1997 and as Executive Vice President of Corporate Development from November 1997 to October 1998. Mr. Stirlen holds a B.A. in American Studies from Yale University and a M.B.A. in Finance from Northwestern University.

Departing Directors

Mr. William Krepick, a director since 1995, and Mr. Thomas Wertheimer, a director since 1997, will not be up for re-election at the 2006 annual meeting of stockholders. Our board of directors thanks both Mr. Krepick and Mr. Wertheimer for their valued service to Macrovision.

Required Vote and Board Recommendation

The six nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL 2: AMENDMENT OF OUR 2000 EQUITY PLAN

You are being asked to vote on a proposal to approve the amendment of our 2000 Equity Incentive Plan (“Equity Plan”). The purpose of the Equity Plan is to allow Macrovision to compete with other technology companies for employees in Silicon Valley and other competitive labor markets. To attract, motivate and retain highly qualified employees, we must continue to offer equity compensation to employees. We issue options to provide our employees an opportunity to acquire or increase their ownership stake in Macrovision, creating a stronger incentive to expend maximum effort for our growth and success and encouraging our employees to continue their employment with us. Our board of directors believes that options have been critical components of our success to date and options and other equity-based incentives will continue to play a vital role in the future.

Description of the Proposal

In light of the above, subject to stockholder approval, on March 7, 2006, our Board of Directors approved the amendment of the Equity Plan to: (a) refresh the pool of our shares that are available for awards under the Equity Plan by 5,000,000 shares in order to extend our ability to deliver competitive compensation; (b) in recognition of the industry-wide shift to provide flexible alternatives in forms of equity compensation, broaden the types of equity awards available under the Equity Plan; (c) limit the total number of our shares underlying awards of performance shares, restricted stock and restricted stock units that may be granted under the Equity Plan to 2,000,000 shares; and (d) to set the minimum exercise price for all stock options granted to 100% of fair market value of the stock at time of grant. All other material provisions of the Equity Plan that are currently in effect will remain the same.

Reasons for the Amendment

Update the Plan. If approved, the amendment would update the Equity Plan by adding performance shares and restricted stock units to the types of awards available for issuance under the Equity Plan. The amendment would also limit the total number of shares underlying awards of performance shares, restricted stock and restricted stock units that may be granted under the Equity Plan to 2,000,000 shares on a combined basis. The amendment would also increase the limit on awards that may be made to any one individual in a given year to 1,500,000 shares. We believe that recent changes in the accounting treatment for stock options make it advisable to expand the types of awards that may be granted under the Equity Plan to include performance shares, restricted stock units and more favorably priced restricted stock. This will allow us to provide equity incentives that employees consider to be equivalent in value to stock options, with less dilution and lower accounting charges. Additionally, performance shares will allow us a tax deduction for the value of our stock earned by employees in situations that the deduction would be limited by Section 162(m) of the Internal Revenue Code. Restricted stock units will allow us to grant the economic equivalent of our stock in countries where their receipt of stock or stock options may have unfavorable tax consequences to our employees. Finally, although historically we have not granted options below fair market value, we are amending our plan to officially set the minimum exercise price for all stock options granted to 100% of fair market value of the stock at time of grant.

Current Number of Stock Options Available for Issuance is Insufficient. The amendment to the Equity Plan would increase the number of shares of common stock reserved for issuance under the Equity Plan by 5,000,000 shares.

The following table summarizes the historical amendments to the Equity Plan to date:

Date of Board Approval	Date of Stockholder Ratification	Initial Number of Shares or Amendment to Increase Number of Shares	Cumulative Number of Shares Authorized under the Equity Plan
June 16, 2000	August 24, 2000	4,500,000	4,500,000
April 16, 2002	June 6, 2002	1,800,000	6,300,000
April 22, 2003	May 27, 2003	4,000,000	10,300,000

As of March 15, 2006, we had only 247,485 shares remaining available for grant under the Equity Plan, which is not sufficient to meet our needs. This amount will place us at a distinct and strategic disadvantage as compared to other technology companies in our efforts to recruit and/or retain employees in the coming year. We anticipate that we will need to hire additional employees to sustain revenue growth in fiscal 2006 and beyond, and will need to use stock options and other forms of equity compensation to reward and retain our employees for contributing to this growth.

Commitment to Manage our Option Overhang. The models of certain services that provide guidance to institutional stockholders generally contemplate three forms of equity when evaluating stock plans: granted but unexercised shares, shares available for grant under all currently authorized plans, and shares reserved in the plan being submitted for stockholder approval. In fiscal 2003, our overhang, as a percentage of our common stock outstanding, was 24.05%. Since 2003, we have taken certain measures and reduced our overhang to 20.96% in fiscal 2005. The board of directors and management are committed to managing our overhang and we believe our overhang will continue to decrease over the next several years into levels within the parameters of other well run technology companies.

Policy to Limit on Our Annual Option Grants. In addition, we are committed to reducing the annual option grants that we make in order to further reduce dilution to our stockholders. Effective January 2006, we have undertaken to apply a policy limiting the aggregate number of shares underlying equity awards granted pursuant to the Equity Plan to 3% per year of our outstanding common stock during any given fiscal year on a gross basis, with the exceptions of grants to new executives, grants made in connection with mergers, acquisitions or other business combinations or other extraordinary circumstances, none of which shall be included in calculating whether the 3% limitation has been reached.

Since 2003, we have grown annual revenues significantly and at the same time reduced the annual gross dilution from option grants. We are taking appropriate actions to grow stockholder value, including commitments to manage the stock option program in the best interests of our stockholders. We believe that in a business that is as heavily human-capital intensive as ours, options and other types of stock awards are a necessary factor in being able to offer competitive compensation packages in order to attract and retain staff who can keep Macrovision on a course of continued success. Elimination of our equity compensation program would seriously hamper our ability to hold and attract the talent we need. We urge you to vote in favor of our Equity Plan proposal.

Principal Provisions of the 2000 Equity Incentive Plan

The following summary of the Equity Plan, as amended and proposed for stockholder approval, is not a complete description of all of the provisions of the Equity Plan and is qualified in its entirety by reference to the full text of the proposed amended Equity Plan, which is attached hereto as Annex A.

Administration. The compensation committee administers our Equity Plan. The compensation committee, or its delegates, determines who will be granted awards, the date of grants of awards and the terms and provisions of each award (which need not be identical).

Eligibility. Our employees, consultants, independent contractors and non-employee directors, and those of our subsidiaries, are eligible to receive awards under the Equity Plan. As of March 15, 2006, approximately 664 persons (including 16 officers and directors) were eligible to participate in the Equity Plan.

Securities Subject to Equity Plan. As of March 15, 2006, a total of 247,485 shares of common stock remain available for future awards under the Equity Plan. If the amendment of the Equity Plan is approved by the stockholders, the number of shares of common stock available for future awards under the Equity Plan will be increased to 5,247,485 shares. No more than 2,000,000 of these shares may be granted as restricted stock, restricted stock units or performance shares. These maximum numbers do not include the number of shares subject to the unexercised portion of any stock award that expires or subject to an award that is terminated. As of March 15, 2006, there were outstanding unexercised options to purchase 7,844,209 shares of our common stock under the Equity Plan. We may reissue new awards for shares that were subject to expired or terminated awards.

No one person participating in the Equity Plan may receive options, stock appreciation rights, restricted stock, restricted stock units or performance shares for more than 1,500,000 shares of common stock in any single calendar year.

Should an option under the Equity Plan expire or terminate for any reason prior to exercise in full, the shares subject to the unexercised portion of the option will be available for subsequent awards under the Equity Plan. If restricted shares, shares subject to restricted stock units, performance shares or shares issued upon exercise of options are forfeited and if stock appreciation rights are forfeited or terminate before exercise, such shares will be available for subsequent awards under the Equity Plan. If stock appreciation rights are settled in shares, the number of shares available for future awards under the Equity Plan will be reduced by the number of shares of common stock that were subject to the rights exercised.

Option Grants: Price and Exercisability. The Equity Plan authorizes the plan administrator to grant options that are either incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) or nonstatutory stock options. The option exercise price per share in the case of incentive stock options and non-statutory stock options may not be less than 100% of the fair market value of the common stock on the grant date. If incentive stock options are granted to any employee owning greater than 10% of our outstanding stock, then the exercise price for that employee will be not less than 110% of the fair market value of a share of our common stock on the date of grant.

For purposes of establishing the exercise price and for all other valuation purposes under the Equity Plan, the fair market value of a share of common stock on any relevant date will be the closing price per share of common stock on that date, as reported on the Nasdaq National Market.

Awards granted under the Equity Plan in the form of options may be exercised in whole or in part and the purchase price may be paid in cash, other shares of our common stock, through a same day sale program, through a margin commitment program, or any combination of the foregoing. Options granted under the Equity Plan become exercisable at such time or times as the compensation committee may determine and provide in the option grant agreement. The compensation committee may accelerate the exercisability of all or any portion of an option at any time.

No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. During the optionee’s lifetime, the option may be exercised only by the optionee and options are not assignable or transferable other than by will or the laws of descent and distribution. However, the compensation committee may allow an optionee to transfer, for no consideration, non-statutory options to members of the optionee’s immediate family or to trusts or partnerships for the exclusive benefit of members of the optionee’s immediate family.

Awards granted in the form of options under the Equity Plan must be exercised within a period fixed by the compensation committee, which period currently is set as not exceeding five years from the date of the grant of the option. Options may expire before the end of the option period if the optionee’s service with Macrovision ceases for any reason, including death, disability, retirement or termination.

Termination of Service. Any option held by the optionee upon termination of service will cease to be exercisable 3 months following termination of service, unless otherwise provided in such person’s option agreement. Each such option will normally be exercisable only as to shares of common stock in which the optionee is vested at the time of termination. The compensation committee has complete discretion to accelerate the exercisability of such options in whole or in part. This discretion may be exercised at any time while the options remain outstanding.

Incentive Stock Options. Incentive stock options may only be granted to individuals who are employees of Macrovision or our subsidiaries. The shares for which incentive stock options granted to any employee under the Equity Plan (or any other Macrovision option plan) first become exercisable during any calendar year cannot exceed $100,000 in aggregate fair market value determined at the time of grant.

Stock Appreciation Rights. The Equity Plan authorizes the compensation committee to grant stock appreciation rights either as a separate award or in tandem with any stock option grant. A stock appreciation right entitles its holder, at the time the right is exercised, to receive an amount equal to the excess of fair market value of a share of our common stock at the date of exercise over the price of the award previously specified by the administrator, multiplied by the number of shares as to which the holder is exercising the award. We have not granted stock appreciation rights in the past. We may pay this award amount in shares of common stock (valued at fair market value on the date of exercise), in cash, or in a combination of both. The compensation committee may specify the exercise price for the stock appreciation right, the number of shares to which the right pertains, the term of the right and when all or any installment is to become exercisable. To the extent a stock appreciation right is cancelled or exercised, any related stock option will be cancelled (or exercised, if permitted by the grant agreement) and, to the extent that a related stock option is cancelled or exercised, the stock appreciation right will be cancelled (or exercised, if permitted by the grant agreement).

Restricted Stock Awards. The Equity Plan authorizes the compensation committee to grant restricted stock awards. A restricted stock award is an award entitling the recipient to receive shares of our common stock (“restricted stock”) or to receive the economic equivalent of shares of our common stock (“restricted stock units”) subject to such restrictions and conditions as the compensation committee may determine, at a purchase price and for such consideration as the compensation committee may determine. Such restricted stock awards may, at the discretion of the compensation committee, be based on continuing employment (or other business relationship) with Macrovision and its subsidiaries or the achievement of pre-established performance goals and objectives. No more than 2,000,000 of the shares remaining under the plan may be issued as restricted stock, restricted stock units and performance shares combined.

Performance Shares. The Equity Plan also authorizes the compensation committee to grant performance shares, entitling the recipient to receive a prescribed number of shares of our common stock, upon the achievement of performance goals and objectives as determined by the compensation committee based upon criteria set forth in the Equity Plan. The Equity Plan is designed to permit Macrovision to provide compensation in shares of stock that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Each performance share will have an initial value equal to the fair market value of the underlying shares on the grant date. No more than 2,000,000 of the shares remaining under the plan may be issued as restricted stock, restricted stock units and performance shares combined.

The performance criteria set forth in the Equity Plan that may be used by the compensation committee in establishing the performance goals and objectives for vesting of performance shares and other types of awards are net earnings (either before or after interest, taxes, depreciation and amortization, and other non-cash or nonrecurring items), net losses, sales or revenue, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of our common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Amendment and Termination of Equity Plan. The Equity Plan does not have an expiration date. However, no incentive stock options may be granted under the Equity Plan after May 31, 2010. The board of directors may, at any time, amend or discontinue the Equity Plan, and the compensation committee may amend or cancel any option for any lawful purpose, but no action can adversely affect rights under any outstanding option without the optionee’s consent. Except for adjustments upon changes in capitalization, stock split or dividend, merger or similar event, the Equity Plan prohibits us from decreasing the exercise price or purchase price of any outstanding award (including by means of cancellation or re-grant) without stockholder approval.

Adjustments and Corporate Transactions. If any change of common stock occurs (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting our common stock), we will make appropriate adjustments in the number and kind of shares covered by each outstanding option or other award granted under the Equity Plan, the maximum number of shares reserved for issuance under the Equity Plan and the exercise price per share in respect of each outstanding option or other award in order to prevent dilution or enlargement of benefits thereunder.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of our assets), the Equity Plan and any option or other award or portion thereof not exercised will terminate unless the Equity Plan and the options and other awards thereunder are assumed by the surviving corporation or new options or other awards in the successor corporation are substituted for Macrovision options or other awards. If the surviving corporation does not assume all outstanding stock option awards or make such substitutions, each optionee will have the right to exercise all of his or her options as of the date of the change of control, regardless of their vesting schedule.

Summary of Federal Income Tax Consequences of Awards Granted Under the 2000 Equity Incentive Plan

The following is only a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of the grantee and Macrovision with respect to the awards under the Equity Plan. The discussion is general in nature and is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income taxes of any city, state or foreign country in which the participant may reside. When the term “we,” “our” or “our company” is used in this section, the term is understood to include a principal U.S. operating subsidiary of Macrovision.

Options granted under the Equity Plan may be either incentive stock options or non-statutory options. The difference in the federal income tax treatment for the two types of options and the tax treatment of stock appreciation rights and restricted stock are each described below.

Incentive Stock Options. No taxable income is recognized by the optionee at the time of an incentive stock option grant, and no taxable income is generally recognized at the time the option is exercised. The excess of the fair market value of the purchased shares over the exercise price paid for the shares on the date of exercise will be includible in alternative minimum taxable income. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For federal income tax purposes, dispositions are either qualifying or disqualifying. The optionee makes a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the date the option was exercised over the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then Macrovision will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of the fair market value of such shares on the date the option was exercised over the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares. We anticipate that any compensation deemed paid by Macrovision upon one or more disqualifying dispositions of incentive stock option shares by our executive officers will remain deductible by Macrovision and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Macrovision may be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee. We anticipate that the compensation deemed paid by Macrovision upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by Macrovision and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.

Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. An individual who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of cash received and the fair market value of any common stock received on the exercise. We expect to be entitled to a business expense deduction equal to the appreciation payment for our taxable year in which the ordinary income is recognized by the individual. We anticipate that the compensation paid by us on the exercise of stock appreciation rights with exercise prices not less than the fair market value of our shares on the grant date will remain deductible by Macrovision and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of compensation paid to certain of our executive officers. If a recipient receives common stock upon the exercise of a stock appreciation right, any gain or loss on the sale of such stock will be short-term or long-term capital gain or loss in an amount equal to the difference between the amount realized on such sale and the fair market value at the time of receipt of the shares.

Restricted Stock. Generally, no income will be recognized by a recipient at the time of the grant of restricted stock, unless the recipient files an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within 30 days of the date of grant. If the recipient files a Section 83(b) election, he or she will have taxable ordinary income in the year of receipt in the amount of the difference, if any, between the fair market value of the stock on date of receipt and the purchase price for the stock. Otherwise, at the time the restricted stock vests, the recipient generally will recognize compensation income in the amount of the difference between the fair market value of the stock at the time of vesting and the purchase price for the stock. Individuals subject to Section 16(b) of the Securities Exchange Act of 1934 who purchase restricted stock may be treated as vesting no earlier than six months after such purchase. The recipient’s tax holding period for determining the short-term or long-term character of any subsequent gain or loss begins on the date the recipient recognizes the compensation income. In the case of a recipient who is an employee, the amount included in income will constitute wages for which withholding and employment taxes will be required. Macrovision will be entitled to a tax deduction in the same amount as the recipient recognizes as income on vesting, subject to the $1 million limitation imposed on deduction of compensation paid to certain officers if the restricted stock is not subject to performance conditions.

Restricted Stock Units. No income will be recognized by a recipient at the time of the grant of a restricted stock unit. At the time the restricted stock unit vests, the recipient will recognize compensation income in the amount of the fair market value of a share of Macrovision common stock at the time of vesting. The tax holding period of shares of any stock received at time of vesting, for purposes of determining the short-term or long-term character of any subsequent gain or loss on disposition of such stock, begins on the date the recipient receives the stock. In the case of a recipient who is an employee, the amounts included in income will constitute wages for which withholding and employment taxes will be required. Macrovision will be entitled to a tax deduction in the same amount as the recipient recognizes as income on vesting, subject to the $1 million limitation imposed on deduction of compensation paid to certain officers if the restricted stock units are not subject to performance conditions.

Performance Shares. No income will be recognized by a recipient at the time of the grant of performance shares. At the time the performance shares vest, the recipient will recognize compensation income in the amount of the fair market value of such shares at the time of vesting. The tax holding period of shares of stock received at time of vesting, for purposes of determining the short-term or long-term character of any subsequent gain or loss on disposition of such stock, begins on the date the recipient receives the stock. In the case of a recipient who is an employee, the amounts included in income will constitute wages for which withholding and employment taxes will be required. Macrovision will be entitled to a tax deduction in the same amount as the recipient recognizes as income. We anticipate that any compensation deemed paid by Macrovision upon the vesting of performance shares by our executive officers will remain deductible by Macrovision and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.

Accounting Treatment

Effective the first quarter of fiscal year 2006, which is the quarter ended March 31, 2006, the Financial Accounting Standards Board will require employee stock-based compensation arrangements to be accounted for as an expense. Under this new rule, employee and director stock option grants vesting after the effective date and grants of new stock options made subsequent to January 1, 2006 will result in a charge to our earnings.

Should one or more recipients be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense that would be charged periodically against our earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares subject to such outstanding stock appreciation right or the number of shares underlying the stock units has increased from the prior quarter end will be accrued as compensation expense to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

New Plan Benefits

Because stock option and restricted stock grants under the Equity Plan are subject to the discretion of the compensation committee, awards under the plan for the current year are not determinable. Future option exercise prices under the Equity Plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant. However, due to our commitment to reducing the annual equity awards in order to further reduce dilution to our stockholders, our officers, directors and employees will likely receive fewer option and restricted stock grants than those granted in 2005. Our named executive officers received option and restricted stock grants under the Equity Plan as set forth in this proxy statement under the captions “Summary Compensation Table” and “Option Grants in 2005.” In addition, of the persons eligible to receive grants under the Equity Plan, the following persons received option and restricted stock grants under the Equity Plan in 2005 as follows:

Name and Position	Number of Option Shares (1)	Number of Restricted Stock Shares (2)
All current executive officers as a group (10 persons)	1,360,000	120,000
All current directors who are not executive officers, as a group (4 persons)	0	0
All employees, including all current officers who are not executive officers, as a group	2,269,350	220,975

(1)	All options were granted at an exercise price per share equal to the fair market value on the date of grant.
(2)	All restricted stock was purchased at par value.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of our common stock entitled to vote on the proposal who are present at the annual meeting of stockholders in person or by proxy is required to approve the amendment of the 2000 Equity Incentive Plan.

THE MACROVISION BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

PROPOSAL TO APPROVE THE AMENDMENT OF OUR 2000 EQUITY INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006. You are being asked to ratify this selection. In the event that the stockholders do not approve the selection of KPMG LLP, our audit committee will reconsider the appointment of the independent registered public accounting firm. Our audit committee has the authority to change our independent registered public accounting firm at any time, even if the stockholders ratify KPMG LLP.

KPMG LLP, who performed our audit services in 2005, including an examination of the consolidated financial statements and services related to filings with the SEC, has served as our independent registered public accounting firm since November 1995. KPMG LLP performed all of its services in 2005 at customary rates and terms. We expect that one or more representatives of KPMG LLP will be present at the meeting, will be able to make a statement, if they wish to do so, and will be able to respond to appropriate questions from the stockholders present at the meeting.

Principal Independent Public Accountant Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2005 and 2004, and fees billed for other services rendered by KPMG LLP during 2005 and 2004.

	Fee Amounts
Type of Fees	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$1,600,000	$1,922,467
Audit-Related Fees (2)	$190,000	$83,406
Tax Fees (3)	$159,895	$465,468
All Other Fees (4)	—	$4,640

Total Fees	$1,949,895	$2,515,981

(1)	Audit Fees consist of fees for: professional services rendered for the audit of our consolidated financial statements included in our annual report and the review of our interim financial statements included in our quarterly reports; statutory audits of our subsidiaries; services provided in connection with the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002; and services that are normally provided by KPMG LLP in connection with regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees for due diligence services in connection with acquisitions.
(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning (domestic and international).
(4)	All Other Fees consist of fees for consulting services related to our subsidiary in Barbados.

In making its recommendation to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2006, the audit committee has determined that all such services rendered by the independent registered public accounting firm are permissible under applicable laws and regulations, and were pre-approved by the audit committee in accordance with the audit committee pre-approval policy that is attached as an exhibit to our audit committee charter. A copy of our audit committee charter and the pre-approval policy are on file with the Securities and Exchange Commission and are available at our website at www.macrovision.com. The audit committee has determined the services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Required Vote and Board Recommendation

Stockholder ratification of our selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Board Meetings and Committees

Our board of directors held 16 meetings in 2005 and acted by unanimous written consent seven times. Each director attended at least 75% of the meetings of our board of directors that were held during the time he or she was a director in 2005. Our board of directors has determined that Ms. Birks and Messrs. Blank, Majteles, Stirlen and Wertheimer each meet the independence requirements for independent status under applicable rules of the SEC and the listing standards of the Nasdaq National Market. As part of each regularly scheduled board meeting, the independent members of our board of directors hold a separate meeting that employee and affiliated directors and other members of management do not attend.

Although we do not have a formal policy regarding attendance by members of the board of directors at the annual meeting, we encourage directors to attend and historically most have done so. All of our directors attended the 2005 annual meeting of stockholders.

Our board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee. Each director attended at least 75% of the meetings of each of the committees of our board of directors on which he or she served that were held in 2005.

Audit Committee

The members of the audit committee are Donna S. Birks, William N. Stirlen and Thomas Wertheimer, each of whom meets the independence and other requirements to serve on our audit committee under SEC rules and the listing standards of the Nasdaq National Market. Ms. Birks is the chairman of the audit committee. Robert J. Majteles will be appointed to the audit committee upon the departure of Thomas Wertheimer in April 2006. Our board of directors has determined that Mr. Stirlen and Ms. Birks are “audit committee financial experts” as defined by the rules of the SEC. The audit committee met 10 times in 2005 and acted by unanimous written consent one time in 2005.

Our board of directors has adopted a charter governing the duties and responsibilities of the audit committee. The principal function of the audit committee is to assist our board of directors in its oversight responsibilities relating to our financial accounting, reporting and controls. The audit committee monitors and evaluates periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management and our independent registered public accounting firm, is responsible for the appointment, compensation and monitoring of the work of our independent registered public accounting firm, reviews and evaluates the qualifications, independence and performance of our independent registered public accounting firm, monitors our compliance with legal and regulatory requirements, monitors the performance of our internal audit function and facilitates communication among our independent registered public accounting firm, our financial and senior management and our board of directors.

Compensation Committee

The members of the compensation committee are Donna S. Birks, Steven G. Blank, Thomas Wertheimer and William N. Stirlen, each of whom meets the independence and other requirements to serve on our compensation committee under SEC rules and the listing standards of the Nasdaq National Market. Mr. Blank is the chairman of the compensation committee. Robert J. Majteles will be appointed to the compensation committee upon the departure of Thomas Wertheimer in April 2006. The compensation committee met fifteen times in 2005 and acted by unanimous written consent seven times in 2005.

Our board of directors has adopted a charter governing the duties and responsibilities of the compensation committee. The principal functions of the compensation committee are to review our incentive compensation programs for executive officers and approve the annual compensation for executive officers. The compensation committee also supervises the administration of our employee stock purchase and equity incentive plans and makes decisions regarding the grant of all forms of stock compensation awarded to executive officers.

Corporate Governance and Nominating Committee

The members of the corporate governance and nominating committee are Donna S. Birks, Steven G. Blank Thomas Wertheimer and William N. Stirlen, each of whom meets the independence and other requirements to serve on our corporate governance and nominating committee under SEC rules and the listing standards of the Nasdaq National Market. Mr. Blank is the chairman of the corporate governance and nominating committee. Robert J. Majteles will be appointed to the corporate governance and nominating committee upon the departure of Thomas Wertheimer in April 2006. The corporate governance and nominating committee met one time in 2005. On March 7, 2006, the corporate governance and nominating committee selected the six nominees currently standing for election as directors.

Our board of directors has adopted a charter governing the duties and responsibilities of the corporate governance and nominating committee. The principal functions of the corporate governance and nominating committee are to advise and make recommendations to our board of directors on matters concerning corporate governance, review potential or actual conflicts of interest involving members of our board of directors, help identify, evaluate and recruit candidates to fill vacancies on our board of directors, identify the nominees for election to our board of directors at the annual meeting of stockholders and oversee the evaluation of members of our board of directors.

Corporate Governance Materials

Code of Conduct. In February 2004, we adopted our Code of Personal and Business Conduct and Ethics (the “Code of Conduct”) as required by applicable securities laws, rules of the SEC and the listing standards of the Nasdaq National Market. The Code of Conduct applies to all our employees, officers and directors and is designed to achieve conduct that reflects Macrovision’s ethical principles. The Code of Conduct provides that any waivers for executive officers or directors may be made only by the independent members of the board of directors and must promptly be disclosed to the stockholders. During 2005, we did not grant nor receive any request from directors or executive officers for waivers under the provisions of the Code of Conduct. A copy of the Code of Conduct is posted on our website at www.macrovision.com and we will post any amendments to, or waivers from, any provision from our Code of Conduct on our website.

Corporate Governance Guidelines and Committee Charters. In April 2004, we adopted our Corporate Governance Guidelines to assist the Board in following corporate practices that serve the best interest of the company and its stockholders. Our Corporate Governance Guidelines and the charters of each of our audit committee, compensation committee and corporate governance and nominating committee are available at our website at www.macrovision.com.

Director Nomination Process

Director Qualifications

The corporate governance and nominating committee reviews, evaluates and proposes prospective candidates for our board of directors. Each member of our board of directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with Macrovision’s values. In evaluating director nominees, the corporate governance and nominating committee considers a variety of factors, including the appropriate size of the board of directors, Macrovision’s needs with respect to the particular talents and experience of the directors, the nominee’s experience and understanding of our business and industry, familiarity with national and international business matters, strategic thinking and willingness to share ideas, network of contacts, experience with accounting rules and practices, and diversity of professional expertise and experience beneficial to the achievement of Macrovision’s strategic goals. The corporate governance and nominating committee may also consider such other factors as it may deem are in the best interests of Macrovision and its stockholders. The corporate governance and nominating committee understands that it is necessary for at least one, and preferable for several, members of the board to meet the criteria for an “audit committee financial expert” as defined by SEC rules and for a majority of the members of the board to meet the definition of “independent director” under the listing standards of the Nasdaq National Market.

Identifying Nominees

The corporate governance and nominating committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The corporate governance and nominating committee may identify potential nominees based upon suggestions by non-employee members of the board, senior level executives, individuals personally known to the members of the board, third-party search firms and/or stockholders, and evaluate those persons on its own. The corporate governance and nominating committee does not evaluate proposed nominees differently depending upon who has made the proposal. In 2005, we spent approximately $84,000 in third-party fees and expenses to assist in this process.

Stockholder Nominations

In identifying nominees for our board of directors, the corporate governance and nominating committee will consider any stockholder recommendations for candidates to serve on the board. If a stockholder wishes to suggest a candidate for consideration by the corporate governance and nominating committee, the stockholder should follow the procedures as set forth in our bylaws. Any notice of director nomination must meet all the requirements contained in our bylaws and include other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the nominee’s consent to serve as a director and evidence of the nominating stockholder’s ownership of Macrovision stock. To assure time for meaningful consideration by the corporate governance and nominating committee, any such notice should be sent to the attention of Corporate Secretary, 2830 De La Cruz Boulevard, Santa Clara, California 95050 on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under “Stockholder Proposals for the 2006 Annual Meeting.” To date, we have not had any candidates submitted by any stockholders for the upcoming annual meeting.

Communications with the Board

Stockholders may send communications to the board of directors or individual members of the board by submitting a letter or letters in a sealed envelope(s) labeled with the name(s) of the desired recipient(s). This letter should be placed in a larger envelope and mailed to Macrovision Corporation, Attention: Corporate Secretary, 2830 De La Cruz Boulevard, Santa Clara, California 95050. The Corporate Secretary will forward the sealed envelope(s) to the designated recipient. Comments or complaints relating to accounting or auditing matters may be submitted directly to the chairman of the audit committee through the same address listed above.

Compensation Committee Interlocks and Insider Participation

Donna S. Birks, Steven G. Blank, William N. Stirlen and Thomas Wertheimer served as members of our compensation committee during 2005. None of the members of the compensation committee during any part of 2005 had any interlocking relationship as defined by the SEC.

Compensation of Directors

Base Compensation. For 2005, each of our independent directors received a fee of $1,500 for each quarterly board meeting, $1,000 for each other board meeting and $1,000 for each compensation, audit and corporate governance and nominating committee meeting he or she attended. In addition to meeting fees, each independent director is paid an annual retainer of $30,000 for serving on our board of directors. The annual retainer is paid in four equal quarterly installments on the first day of January, April, July and October to those independent directors who are serving on the board of directors on such payment dates. Our directors who are employees of Macrovision or otherwise are not independent do not receive any compensation for attending board or committee meetings.

Options. In addition to the compensation set forth above, each non-employee director will receive options granted under our 1996 Directors Stock Option Plan. Under the 1996 Directors Stock Option Plan, each non-employee director will receive an automatic initial option grant to purchase 40,000 shares of common stock on the date on which such person first becomes a non-employee director. This initial option grant vests monthly over a three-year period. Employee directors who terminate employment and continue as non-employee directors are not eligible to receive this initial grant. Upon each anniversary of the date on which a non-employee director joined the board (or for an employee director who becomes a non-employee director, each anniversary of our initial public offering), the non-employee director, if he or she continues serving as a member of our board of directors, will receive an automatic annual option grant to purchase 15,000 shares of common stock. In addition, upon the conclusion of our annual meeting of stockholders each year, the chairman of our audit committee of our board of directors will receive an additional annual grant to purchase 7,500 shares of common stock and the chairmen of our compensation committee and corporate governance and nominating committee will each receive an additional annual grant to purchase 5,000 shares of common stock. These annual option grants vest monthly over a one-year period.

The following independent directors were granted options to purchase common stock pursuant to the 1996 Directors Stock Option Plan during 2005:

Name	Date of Grant	Number of Shares	Exercise Price
Donna S. Birks	4/23/05	15,000	$ 21.01
	5/24/05	7,500	$ 21.41

Steven G. Blank	4/9/05	15,000	$ 22.95
	5/24/05	5,000	$ 21.41
	5/24/05	5,000	$ 21.41

William N. Stirlen	4/23/05	15,000	$ 21.01

Thomas Wertheimer	7/24/05	15,000	$ 21.40

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names of our executive officers, their ages as of February 28, 2006, and their positions are shown below. The dates given for time of service with Macrovision include time, where applicable, served by each individual with one of our principal predecessor companies. Biographical summaries of each of our executive officers who are not also members of our board of directors are included below.

Name	Age	Positions
Alfred J. Amoroso	56	President and Chief Executive Officer
John O. Ryan	60	Chairman of the Board
James Budge	39	Chief Financial Officer
Mark Bishof	46	Executive Vice President, Global Sales & Services
Loren Hillberg	47	Executive Vice President, GM Emerging Business
Buff Jones	49	Executive Vice President, Products
Greg Jorgensen	49	Executive Vice President, Chief Marketing Officer
David Rowley	43	Managing Director, Macrovision Japan & Asia K.K.
Steven Weinstein	51	Executive Vice President and Chief Strategy Officer
James Wickett	55	Executive Vice President, Corporate Development

For biographies of Alfred J. Amoroso and John O. Ryan, please see Proposal 1: Election of Directors.

James Budge. Mr. Budge has served as our Chief Financial Officer since September 2005. Before joining Macrovision, Mr. Budge served as Chief Financial Officer of Trados, Inc., an enterprise management software provider, from January 2004 to August 2005. From August 2002 until joining Trados, Mr. Budge served as Chief Financial Officer of Sendmail, Inc., a secure email provider, and from April 1999 until its merger with IBM in January 2002, Mr. Budge served as Senior Vice President and Chief Financial Officer of CrossWorlds Software, Inc., a provider of business infrastructure software. Mr. Budge holds a B.S. in Accounting from Brigham Young University and is a Certified Public Accountant.

Mark Bishof. Mr. Bishof has served as our Executive Vice President of Global Sales and Services since November 2005. Before joining Macrovision, Mr. Bishof served as a consultant to Warburg Pincus in its Information Technology and Communications practice, from April 2005 to October 2005. From January 2002 to April 2005, Mr. Bishof served as IBM’s Vice President of Worldwide Sales, WebSphere Business Integration. From March 2000 until its merger with IBM in January 2002, Mr. Bishof served as Senior Vice President, Global Sales and Services for CrossWorlds Software. Mr. Bishof holds a B.S. in Computer and Information Science from the University of Maryland.

Loren Hillberg. Mr. Hillberg has served as our Executive Vice President and General Manager of Emerging Business since February 2006 and as our Executive Vice President and General Counsel since April 2005. Before joining Macrovision, Mr. Hillberg served as Senior Vice President and General Counsel of Macromedia, Inc., a provider of web publishing products and solutions, from May 1998 to March 2005. Mr. Hillberg holds a B.A. in Economics from Stanford University and a J.D. from University of California, Hastings College of Law. Mr. Hillberg is a member of the California State bar.

Buff Jones. Ms. Jones has served as our Executive Vice President of Products since November 2005. She served as our Executive Vice President and General Manager of the Software Technologies group from September 2005 to November 2005. Before joining Macrovision, Ms. Jones served as Vice President of Development for IBM from January 2002 to September 2005. From May 2001 until its merger with IBM in January 2002, Ms. Jones served as Senior Vice President of products at CrossWorlds Software. Ms. Jones holds a B.A. in Education from the University of California, Los Angeles and an MBA in Information Systems and Business Communications from the University of Southern California.

Gregory Jorgensen. Mr. Jorgensen has served as our Executive Vice President and Chief Marketing Officer since November 2005. Before joining Macrovision, Mr. Jorgensen served as an independent marketing consultant from September 2004 to October 2005, and served as Senior Vice President, Worldwide Marketing at McAfee, Inc. (Network Associates) from September 2002 to September 2004. From January 2002 to July 2002, Mr.

Jorgensen served as a senior consultant for the Software Group’s Solutions and Strategy Division of IBM and from December 2000 until its merger with IBM in January 2002, Mr. Jorgensen served as Vice President of Worldwide Marketing for CrossWorlds Software. From April 1999 to December 2000, Mr. Jorgensen served as Vice President of Worldwide Brand Marketing for Oracle Corporation. Mr. Jorgensen a B.A. in Psychology and a M.A. in Telecommunications and Communication Management, both from the University of Southern California.

David Rowley. Mr. Rowley has served as our Senior Vice President and Managing Director of Macrovision Japan & Asia K.K. since October 2005. He served as our Vice President of Business Development from July 2002 to October 2005. Before joining Macrovision, Mr. Rowley served as President, Grand River Group, a business development consulting company from October 2001 to July 2002, and from April 2000 to October 2001, he served as Chief Strategy Officer and Co-Founder of PhotoPoint, a digital imaging company. Mr. Rowley holds an honors bachelor of Mathematics (Computer Science) from the University of Waterloo, in Waterloo, Ontario, Canada.

Steven Weinstein. Mr. Weinstein has served as our Executive Vice President and Chief Strategy Officer since November 2005. He served as our Executive Vice President and General Manager of the Entertainment Technologies group from May 2003 to November 2005. He served as our Chief Technology Officer from December 2002 to May 2003. Before joining Macrovision, Mr. Weinstein served as Chief Technology Officer at Vicinity Corp., a provider of location-based information and services, from June 2002 to December 2002 and as Chief Technology Officer of Backstage Pass, Inc., a company focused on digital identities and online communities for major music talent, from February 2001 to March 2002. Prior to co-founding Backstage Pass, Mr. Weinstein served as Chief Technology Officer and Senior Vice President, Strategic Initiatives of Liberate Technologies, a provider of software and services for digital cable systems, from September 1996 to February 2001. Mr. Weinstein holds a B.S. in Mathematics from Vanderbilt University.

James Wickett. Mr. Wickett has served as our Executive Vice President, Corporate Development since February 2004. Prior to joining Macrovision, Mr. Wickett served as a business development consultant for private equity firms and technology companies from July 2001 to February 2004, and as General Partner of Bay Partners, a private venture capital firm, from July 1998 to July 2001. Mr. Wickett received his law degree from the San Mateo Law School and is a member of the California State Bar.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much of our common stock was beneficially owned as of February 28, 2006 by each director, each executive officer named in the summary compensation table, all executive officers and directors as a group, and by each holder of 5% or more of our common stock. To our knowledge and except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder’s address is c/o Macrovision Corporation, 2830 De La Cruz Boulevard, Santa Clara, CA 95050.

The option column below reflects shares of common stock that are subject to options that are currently exercisable or are exercisable within 60 days of February 28, 2006. Those shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options, but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person. Percentage ownership is based on 51,482,535 shares outstanding on February 28, 2006. Certain options listed below may have exercise prices in excess of the current fair market value of our common stock.

Amount and Nature of Beneficial Ownership

Beneficial Owner	Shares	Options	Total	Percent of Class
PRIMECAP Management Company (1)	6,040,381	0	6,040,381	11.7%
FMR Corp. (2)	3,798,300	0	3,798,300	7.4%
Vanguard Horizon Funds (3)	3,670,000	0	3,670,000	7.1%
Unicredito Italiano S.p.A. (4)	2,712,998	0	2,712,998	5.3%
Artisan Partners Limited Partnership (5)	2,562,536	0	2,562,536	5.0%
John O. Ryan (6)	1,125,296	0	1,125,296	2.2%
William A. Krepick (7)	252,154	647,868	900,022	1.7%
Steven Weinstein (8)	50,000	165,518	215,518	*
William N. Stirlen	9,450	154,786	164,236	*
Thomas Wertheimer	850	152,000	152,850	*
Donna S. Birks	8,850	128,000	136,850	*
Steven G. Blank	1,000	122,082	123,082	*
James Wickett (8)	25,000	91,667	116,667	*
Alfred J. Amoroso	60,000	0	60,000	*
Loren Hillberg (9)	26,645	25,000	51,645	*
David Rowley (8)	20,000	21,112	41,112	*
Robert J. Majteles	0	2,222	2,222	*
All executive officers and directors as a group (16 persons)	1,579,245	1,510,255	3,089,500	6.0%

*	Less than one percent
(1)	Based solely on information provided by PRIMECAP Management Company in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006. The address of PRIMECAP Management Company is 225 South Lake Avenue #400, Pasadena, California 91101.
(2)	Based solely on information provided by FMR Corp. in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(3)	Based solely on information provided by Vanguard Horizon Funds-Vanguard Capital Opportunity Fund in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	Based solely on information provided by Unicredito Italiano S.p.A. (previously filed as Pioneer Global Asset Management S.p.A.) in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006. The address of Unicredito Italiano S.p.A. is Piazza Cordusio 2, 20123 Milan, Italy.
(5)	Based solely on information provided by Artisan Partners Limited Partnership in a Schedule 13G filed with the Securities and Exchange Commission on January 27, 2006. Shares are owned jointly by Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler. The address of Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.
(6)	Includes 650,296 shares held of record by a trust of which Mr. Ryan and his wife are the trustees, 225,000 shares held of record by an unrelated trustee in three grantor retained-interest annuity trusts established by Mr. Ryan, and 250,000 shares held of record by an unrelated trustee in three grantor retained-interest annuity trusts established by Mr. Ryan’s wife.
(7)	All shares are held of record by a revocable trust of which Mr. Krepick and his wife are the trustees.
(8)	Shares beneficially owned represent shares subject to a restricted stock award. The Company has a right of repurchase with respect to unvested shares subject to the restricted stock award, which lapses as the shares vest in equal annual installments over 4 years beginning November 3, 2005.
(9)	Shares beneficially owned include 25,000 shares subject to a restricted stock award. The Company has a right of repurchase with respect to unvested shares subject to the restricted stock award, which lapses as the shares vest in equal annual installments over 4 years beginning November 3, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission, our directors, executive officers and holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market and to furnish us with copies of all of the reports they file.

To the best of our knowledge, based solely on a review of the copies of such forms and certifications furnished to us from the reporting persons, we are unaware of any failures during 2005 to file Forms 3, 4 or 5 and any failures to file such forms on a timely basis.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to Macrovision in all capacities during 2005, 2004 and 2003 by our chief executive officer and our four other most highly compensated executive officers, who, together are our “named executive officers.” This information includes the dollar value of base salaries, commissions and bonus awards, the number of shares underlying stock options granted and certain other compensation, whether paid or deferred. We have not granted stock appreciation rights and have not provided long-term compensation benefits other than stock options.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation
Alfred J. Amoroso	2005	$246,474	$246,474	—	—	500,000	$405,447
President and Chief Executive Officer	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—

William A. Krepick	2005	$323,319	$73,125	$12,692	—	75,000	$11,183
Former President and	2004	$300,000	$210,357	$15,265	—	75,000	$6,903
Chief Executive Officer	2003	$300,000	$150,000	$11,893	—	226,667	$5,199

Steven Weinstein	2005	$287,041	$75,000	—	$780,450	25,000	$5,627
Executive Vice President &	2004	$265,000	$190,240	$611	—	50,000	$4,043
Chief Strategy Officer	2003	$229,167	$125,000	$467	—	25,000	$2,396

James Wickett	2005	$261,563	$60,000	—	$390,225	25,000	$3,585
Executive Vice President,	2004	$227,403	$148,064	$380	—	150,000	$3,213
Corporate Development	2003	—	—	—	—	—	—

David Rowley	2005	$200,833	$54,000	$244	$312,180	10,000	$4,001
Managing Director, Macrovision	2004	$178,583	$98,000	$3,777	—	27,500	$380
Japan & Asia K.K.	2003	$168,250	$50,000	$3,681	—	7,000	$362

Loren Hillberg	2005	$194,166	$45,000	—	$390,225	150,000	$2,795
Executive Vice President,	2004	—	—	—	—	—	—
GM Emerging Business	2003	—	—	—	—	—	—

Amounts disclosed under “Bonus” represent bonuses paid pursuant to the Executive Incentive Plan and bonuses approved by the compensation committee in addition to Executive Incentive Plan bonuses earned for services rendered in each year. Portions of bonuses for services rendered in 2005, 2004 and 2003 were paid in the following year. Mr. Amoroso joined us in July 2005, Mr. Wickett joined us in February 2004 and Mr. Hillberg joined us in April 2005.

Amounts disclosed under “Restricted Stock Awards” is determined by multiplying the number of shares of restricted stock granted by the closing price per share on the grant date, which was $15.61, reduced by the par value amount paid for the shares. On December 31, 2005, Mr. Weinstein held 50,000 shares of restricted stock having an aggregate value of $836,500; each of Mr. Wickett and Mr. Hillberg held 25,000 shares of restricted stock having an aggregate value of $418,250; and Mr. Rowley held 20,000 shares of restricted stock having an aggregate value of $334,600. All such shares of restricted stock vest in equal annual installments over 4 years beginning November 3, 2005 and are eligible to receive dividends.

Amounts disclosed under “Other Annual Compensation” consists of (i) buy-back of accrued vacation over allowable annual maximum, (ii) health club membership reimbursement capped at $300 per year, and (iii) cash holiday gift of approximately $300 in each of 2004 and 2003 given to all employees. Amounts disclosed under “All

Other Compensation” consists of (i) the matching contributions we made on behalf of the named executive officers to our 401(k) plan or similar international pension fund and to their healthcare spending accounts and (ii) employer paid premiums for life insurance coverage. In addition to the items described above, amounts under “All Other Compensation” for Mr. Amoroso includes the reimbursement by the Company for relocation expenses, in the amount of $384,312, and reimbursement by the Company for legal expenses incurred in connection with his employment in the amount of $15,918.

Option Grants in 2005

The following table sets forth information regarding stock option grants made during 2005 to each of the named executive officers under our 2000 Equity Incentive Plan and our 1996 Equity Incentive Plan. Except as noted below, the stock options vest over three years at the rate of: (a) 1/6th of the total option shares upon completion of one year employment with us following grant; and (b) 5/144th of the total option shares each month thereafter until the option is vested with respect to one hundred percent (100%) of the shares. With respect to the grant to Mr. Amoroso in July 2005, the stock options vest over three years at the rate of: (a) 1/6th of the total option shares upon completion of one year employment with us; (b) 1/3 of the shares in equal monthly increments over the second year; and (3) the remaining 1/2 of the shares in equal monthly increments during the third year. With respect to the grants to Mr. Krepick in April and December 2005, the stock options begin vesting as set forth above, but then vest in full on December 31, 2006.

During 2005, we granted to our employees options to purchase 3,827,350 shares of our common stock. The exercise price of all stock options was equal to the fair market value of our common stock on the date of grant. All stock options granted in 2005 have a term of five years, subject to earlier termination upon termination of employment.

The potential realizable value table illustrates the hypothetical gains that would exist for the options at the end of the five-year term of the option based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the term. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by SEC rules and do not represent our estimate or projection of future common stock prices. Actual gains, if any, on option exercises will depend on the future performance of our common stock and overall market conditions. The potential realizable values shown in this table may never be achieved.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2005		Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Alfred J. Amoroso	500,000	13.06%		$22.95	7/05/10	$3,170,331	$7,005,602
William A. Krepick	37,500 37,500	0.97 0.97	% %	$23.20 16.48	4/12/10 12/20/10	$240,365 170,742	$531,144 377,295

Steven Weinstein	25,000	0.65%		$23.20	4/12/10	$160,243	$354,096

James Wickett	25,000	0.65%		$23.20	4/12/10	$160,243	$354,096

David Rowley	10,000	0.26%		$23.20	4/12/10	$64,097	$141,638

Loren Hillberg	150,000	3.91%		$22.70	4/04/10	$940,739	$2,078,787

Option Exercises in 2005 and Year-End Option Values

The following table sets forth information concerning stock option exercises during 2005 by each of the named executive officers, including the aggregate amount of gains on the date of exercise. The value realized for option exercises is the aggregate fair market value of our common stock on the date of exercise less the exercise price. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held on December 31, 2005 by each of those officers. Also reported are values for “in-the-money” stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2005. The values for unexercised in-the-money options have not been, and may never be, realized. The fair market value is determined by the closing price of our common stock on December 30, 2005, as reported on the Nasdaq National Market, which was $16.73 per share. We have retroactively updated the share numbers in this table to take into account all of our stock splits and stock dividends.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Alfred J. Amoroso	—	$—	—	500,000	$—	$—
William A. Krepick	60,000	249,275	634,328	96,615	1,286,929	9,873
Steven Weinstein	5,000	33,850	150,935	114,065	—	—
James Wickett	—	—	66,667	133,333	—	—
David Rowley	—	—	14,655	50,679	3,444	—
Loren Hillberg	—	—	—	150,000	—	—

Employment Agreements

Employment Contracts with Named Executive Officers

We entered into executive severance and arbitration agreements with: Mr. Krepick in April 2001, Mr. Weinstein in February 2004; Mr. Wickett in February 2005, and Mr. Hillberg in April 2005, each in connection with their employment with Macrovision. Under the agreements, in the event of a change in control of Macrovision, the executive officers are entitled to receive minimum severance payments in the form of six months of salary continuation calculated on base salary (excluding bonus) upon termination of employment for any reason other than cause, In such event, the unvested options of these executive officers will immediately vest if they are terminated or constructively terminated within 90 days prior to the change in control, or twelve months following the change in control.

We entered into an executive severance and arbitration agreement with Mr. Amoroso in July 2005 in connection with his employment with Macrovision. Under the agreement, in the event of a change in control of Macrovision and upon termination of employment for any reason other than cause, Mr. Amoroso is entitled to receive minimum severance payments in the form of twelve months of salary continuation calculated on base salary (excluding bonus) in effect four months before the change of control or at the time of termination of employment, whichever is greater. In such event, the unvested options of these executive officers will immediately vest if they are terminated or constructively terminated within four months prior to the change in control, or twelve months following the change in control. In the event that Mr. Amoroso’s employment is terminated by Macrovision or Mr.

Amoroso voluntarily terminates his employment with good reason, but not within the period specified above, Mr. Amoroso will be entitled to receive a lump sum severance payments equal to 12 months of regular base salary in effect at the time of the termination of his employment and the vesting of stock options held by Mr. Amoroso shall accelerate such that the number of stock options that would have vested and become exercisable within 12 months following the termination date shall become vested and exercisable as of the termination date.

In January 2005, we entered into an employment agreement with Mr. Krepick, whereby Mr. Krepick agreed to continue his employment with Macrovision through December 31, 2006. Under the terms of the agreement, Mr. Krepick was entitled to an annual base salary of $325,000, and was eligible to participate in our Executive Incentive Plan with a cash bonus target equal to a specified percentage of his base salary for 2005 and on a prorated basis equal to a specified percentage of four months of his base salary for 2006. Mr. Krepick’s employment changed from full-time to part-time on January 1, 2006. During the time that Mr. Krepick remained a full-time employee during the term of the agreement, Mr. Krepick was entitled to receive options to purchase our common stock at the same times and in similar proportions to historic grants for other executive officers. Under the agreement, certain currently outstanding stock options became fully vested and exercisable on the date of the agreement and all stock options granted to Mr. Krepick shall become fully vested and exercisable at the end of the term of the agreement. If there is a change in control, Mr. Krepick shall be entitled to receive either the benefits under the agreement (which includes an excise tax gross up) or the benefits under the Executive Severance and Arbitration Agreement dated April 30, 2001, whichever provides the greater compensation and benefits to Mr. Krepick.

In June 2005, we entered into an employment agreement with Mr. Amoroso. Under the employment agreement, Mr. Amoroso is entitled to an initial annual base salary of $500,000, and is eligible to participate in Macrovision’s Executive Incentive Plan with a cash bonus target equal to 100% of his base salary. Under the agreement, Macrovision also provided Mr. Amoroso with a relocation reimbursement in a total amount not to exceed $400,000. Pursuant to the agreement, Macrovision granted Mr. Amoroso, on his first day of employment with the Company, options to purchase 500,000 shares of Company common stock, having a term of five years and vesting over three years in accordance with the terms and conditions of the Company’s 2000 Equity Incentive Plan. During his employment with the Company, Mr. Amoroso will be granted additional options to purchase 250,000 shares of Company common stock in each of 2006, 2007 and 2008. Each additional grant will be made in two equal installments during March and September of each applicable year with exercise prices at the fair market value of the Company’s common stock on the grant dates, will have a term of five years and will vest over a three-year period.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued under our existing equity compensation plans as of December 31, 2005. Our 1988 Stock Option Plan, 1996 Directors Stock Option Plan, as amended, 1996 Equity Incentive Plan, as amended, 1996 Employee Stock Purchase Plan, as amended and 2000 Equity Incentive Plan, as amended, were all approved by our stockholders. We do not have any non-stockholder approved equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	9,634,499	(1)	$20.89	4,034,130	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	9,634,499		$20.89	4,034,130

(1)	Includes 1,932 shares that remain available for issuance upon exercise of outstanding options under the 1988 Stock Option Plan. No additional options may be granted under the 1988 Stock Option Plan. Excludes purchase rights accruing under the 1996 Employee Stock Purchase Plan. Under these plans, each eligible employee may purchase shares of common stock with accumulated payroll deductions on the last business day in January and July of each year at a purchase price per share equal to 85% of the lower of (i) the closing market price per share of our common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing market price per share on the semi-annual purchase date.
(2)	Includes 500,885 shares that remain available under the 2000 Equity Incentive Plan, 165,885 shares that remain available under the 1996 Equity Incentive Plan, 395,000 shares that remain available under the 1996 Directors Stock Option Plan and 2,972,360 shares that remain available under the 1996 Employee Stock Purchase Plan.

As of March 15, 2006, the number of securities to be issued upon exercise of outstanding options, warrants and rights was 9,466,048 shares, at a weighted average exercise price of $20.67 per share and a weighted average contractual remaining life of 4.11 years. As of March 15, 2006, the number of securities remaining available for future issuance was 3,652,172 shares, which includes 247,485 shares that remain available under the 2000 Equity Incentive Plan, 261,100 shares that remain available under the 1996 Equity Incentive Plan, 355,000 shares that remain available under the 1996 Directors Stock Option Plan and 2,788,577 shares that remain available under the 1996 Employee Stock Purchase Plan.

The following pages contain a report issued by our compensation committee relating to executive compensation for 2005, a report issued by our audit committee and a section titled “Stock Price Performance” containing a stock price performance graph. Stockholders should be aware that under Securities and Exchange Commission rules, the report on executive compensation by the compensation committee, the audit committee report and the stock price performance graph are not deemed to be “soliciting material” or “filed” or incorporated by reference in any past or future filing by Macrovision Corporation under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent that we specifically incorporate this information by reference.

REPORT ON EXECUTIVE COMPENSATION

The compensation committee makes all decisions involving the cash and stock compensation of Macrovision’s executive officers. The compensation committee consists of four directors, all of whom qualify as “outside directors” and “non-employee directors” as defined by the Internal Revenue Code and the Securities Exchange Act of 1934, respectively. None of the members of the compensation committee had any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

Our executive compensation program is administered by the compensation committee of the board. The role of the compensation committee is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of Macrovision. The compensation committee also administers our stock incentive plans and makes grants of stock options and other awards to executive officers under the 1996 and 2000 Equity Incentive Plans.

The compensation committee has designed Macrovision’s executive compensation program to support what the committee believes to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize equity incentives, the committee links a significant portion of executive compensation to the achievement of specific revenue and earnings targets that we believe are fundamental to building stockholder value through the market performance of our common stock. The objectives of our program are:

•	To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Macrovision;

•	To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of Macrovision’s common stock;

•	To promote the attraction and long-term retention of talented entrepreneurial executives; and

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

We also provide our executives with standard employee benefits, such as participation in our 401(k) retirement plan, employee stock purchase plan and health benefit plan. Executive officers are entitled to participate in these plans on terms generally available to all employees.

Cash Compensation

The compensation committee reviews technology company executive compensation surveys to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation committee reviews the compensation of executive officers on an annual basis.

Bonuses

For our executive officers, bonuses are based upon the attainment of specified revenue and operating income targets by Macrovision and upon the achievement of individual goals, as outlined in the Executive Incentive Plan. The amount of bonuses paid to these executive officers, however, is subject to the discretion of the compensation committee based on its assessment of the participant’s individual performance in attaining individual and overall company goals, the contribution to the organization by the participant and general and industry-specific conditions existing during the applicable period. For 2005, the compensation committee approved bonus payments earned under our Executive Incentive Plan for our executive officers, which ranged from approximately $35,000 to $245,000.

Equity-Based Compensation

In 2005, stock options were granted to executive officers to aid in their long-term retention and to align their interests with those of Macrovision’s stockholders. The compensation committee emphasizes equity-based compensation, principally in the form of stock option grants, as a cornerstone of our executive compensation program. Executive officer equity awards typically are set by the compensation committee based on the employee’s replacement value, industry surveys, each officer’s individual performance and achievements, market factors and the recommendations of executive management.

During 2005, executive officers of Macrovision received option grants under the 2000 Equity Plan at exercise prices equal to the fair market value of our common stock on the dates of grant. These options vest over a three-year period after grant, subject to the participant’s continued employment with Macrovision. All options granted to executive officers in 2005 under the 2000 Equity Plan expire five years from the date of grant, unless a shorter term is provided in the option agreement or the participant’s employment with Macrovision terminates before the end of such five-year period.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the chief executive officer and other named executive officers to $1 million per individual, unless certain requirements are met which establish that compensation as performance-based. The compensation committee has considered the impact of this tax code provision and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to Macrovision by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m).

The compensation committee will continue to review and modify Macrovision’s compensation practices and programs as necessary to ensure Macrovision’s ability to attract and retain key executives while taking into account the deductibility of compensation payments. Under the 1996 Equity Plan and the 2000 Equity Plan, award of stock options and performance stock are designed generally to satisfy the deductibility requirements of Section 162(m). However, such plans contain provisions under which certain types of awards, if granted, may not be fully deductible. The compensation committee has deemed it desirable to retain the flexibility in rewarding senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan, and, therefore, bonuses to our named executive officers under such plan generally will be counted against the $1 million limitation on deductible compensation, and any compensation in excess of such limitation will not be deductible by us. Neither the chief executive officer nor any other executive officer received compensation in excess of such limitation in 2005.

Compensation of Chief Executive Officer

Mr. Amoroso, who joined Macrovision as its President and Chief Executive Officer on July 5, 2005, received a base salary and participated in our Executive Incentive Plan during 2005. Mr. Amoroso’s received a base salary of $246,474 in 2005 and was awarded a bonus of equal to $246,474 in accordance with the terms of his employment agreement. Mr. Amoroso also received a relocation reimbursement of $384,312 and reimbursement for legal expenses incurred in connection with his employment of $15,918 in 2005. On July 5, 2005, Mr. Amoroso was granted stock options to purchase 500,000 shares of Macrovision’s common stock at a price of $22.95 per share. These stock options began vesting on the date of grant and vest over a three-year period, with 1/6th of the options vesting on the first anniversary of the date of grant, 1/3rd vesting in equal monthly increments over the second year and the remaining 1/2 of the options vesting in equal monthly amounts thereafter. The compensation committee granted these stock options pursuant to the terms of Mr. Amoroso’s employment agreement with the company. In addition, Mr. Amoroso was entitled to the following benefits which also were provided to Macrovision’s other executive officers: (i) company contributions to the 401(k) plan, (ii) employer paid premiums for life insurance coverage, (iii) buy-back of accrued vacation over allowable annual maximum, and (iv) health club membership reimbursement capped at $300 per year.

Mr. Krepick, who served as Macrovision’s Chief Executive Officer from January 1, 2005 to July 4, 2005, received a base salary and participated in our Executive Incentive Plan during 2005. Mr. Krepick’s received a base salary of $323,319 in 2005 and was awarded a bonus of $73,125 under the terms of the Executive Incentive Plan for 2005, based upon the consideration by the compensation committee of factors such as Mr. Krepick’s contributions to the organization during 2005. Mr. Krepick also received a flexible time-off cash out of $12,693 for earned but unused vacation in 2004. On April 12, 2005, Mr. Krepick was granted stock options to purchase 37,500 shares of Macrovision’s common stock at a price of $23.20 per share. On December 20, 2005, Mr. Krepick was granted stock options to purchase 37,500 shares of Macrovision’s common stock at a price of $16.48 per share. These stock options began vesting on the date of grant on a three-year schedule, with 1/6th of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting in equal monthly amounts thereafter. These grants will become fully vested and exercisable on December 31, 2006 pursuant to the terms of Mr. Krepick’s employment agreement with the Company. In addition, Mr. Krepick was entitled to the following benefits which also were provided to Macrovision’s other executive officers: (i) company contributions to the 401(k) plan, (ii) employer paid premiums for life insurance coverage, (iii) buy-back of accrued vacation over allowable annual maximum, and (iv) health club membership reimbursement capped at $300 per year.

Members of the Compensation Committee

Steven G. Blank (Chair)

Donna S. Birks

William N. Stirlen Thomas Wertheimer

AUDIT COMMITTEE REPORT

The audit committee reports to the board of directors and is responsible for overseeing and monitoring the accounting functions and internal controls of Macrovision, its subsidiaries and affiliates and to ensure the objectivity of Macrovision’s financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” as required by applicable listing standards.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Macrovision’s independent registered public accounting firm is responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. The audit committee discussed with Macrovision’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee meets with the internal auditors and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Macrovision’s internal controls and the overall quality of Macrovision’s financial reporting. The audit committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

In discharging its oversight responsibility, the audit committee has met and held discussions with management and with KPMG LLP, Macrovision’s independent registered public accounting firm for 2005. Management represented to the audit committee that Macrovision’s audited consolidated balance sheets at December 31, 2005 and 2004, and consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005 were prepared in accordance with generally accepted accounting principles in the United States. The audit committee has read and discussed the consolidated financial statements with management and with KPMG LLP. The audit committee also discussed with KPMG LLP, those matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees” including information regarding the scope and results of the audit.

The audit committee also obtained a formal statement from KPMG LLP describing all relationships between Macrovision and the independent registered public accounting firm that bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee.” The audit committee discussed with KPMG LLP any relationships that may impact the firm’s objectivity and independence and also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the accountants’ independence and satisfied itself as to KPMG LLP’s independence.

During the course of fiscal 2005, management completed the documentation, testing and evaluation of Macrovision’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and KPMG LLP at each regularly scheduled audit committee meeting. The audit committee also held a number of special meetings to discuss issues as they arose. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed, a report on the effectiveness of Macrovision’s internal control over financial reporting. The audit committee also reviewed the report of management contained in Macrovision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in Macrovision’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee Macrovision’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal 2006.

Based on these reviews and discussions and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board, and the board approved, that Macrovision’s audited consolidated balance sheets at December 31, 2005 and 2004, and consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005 be included in Macrovision’s 2005 Annual Report on Form 10-K. The audit committee also approved, subject to stockholder ratification, the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Members of the Audit Committee

Donna S. Birks (Chair)

William N. Stirlen

Thomas Wertheimer

STOCK PRICE PERFORMANCE

The following graph compares the cumulative total stockholder return on our common stock from December 31, 2000 to December 31, 2005 with the cumulative total return of the Nasdaq Composite Index (the “Nasdaq”), the S&P 500 Composite Index (the “S&P 500”) and the Russell 2000 Index (“Russell 2000”) over the same period. These returns assume the investment of $100 in our common stock and in each of the other indices on December 31, 2000, and further assume reinvestment of dividends. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

	Macrovision Corporation	Nasdaq Composite Index	S&P 500	Russell 2000 Index
December 31, 2000	$100	$100	$100	$100
December 31, 2001	$48	$79	$88	$102
December 31, 2002	$22	$55	$69	$83
December 31, 2003	$31	$80	$141	$111
December 31, 2004	$35	$87	$154	$130
December 31, 2005	$23	$88	$158	$134

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2005 to the date of this proxy statement, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of their immediate family had or will have a direct or indirect material interest, except as described above under “Executive Compensation.” There are no business relationships between us and any entity of which a director of Macrovision is an executive officer or of which a director of Macrovision owns an equity interest in excess of 10%, involving indebtedness in excess of 5% of our total consolidated assets for 2005 or involving payments for property or services in excess of 5% of our (or the other entity’s) consolidated gross revenues for 2005.

Director and Officer-Related Bankruptcy Proceedings

Donna Birks, a director of Macrovision, served as Executive Vice President and Chief Financial Officer of Adaptive Broadband Corp. from December 1997 to January 2001. Adaptive Broadband filed for a petition under the Federal bankruptcy laws in July 2001.

ADDITIONAL INFORMATION

Annual Report. Our annual report to stockholders is being mailed to you with this proxy statement. We have filed our annual report on Form 10-K for the year ended December 31, 2005 with the Securities and Exchange Commission. It is available at the Securities and Exchange Commission’s website at www.sec.gov and on our website at www.macrovision.com. If you did not receive these materials, we will send them to you without charge upon written request to our Corporate Secretary at 2830 De La Cruz Boulevard, Santa Clara, California 95050.

Stockholder Proposals for the 2006 Annual Meeting. If you want us to consider including a proposal in our proxy statement for our 2007 annual meeting of stockholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934. To be eligible for inclusion in Macrovision’s proxy statement and proxy materials, you must deliver a copy of your proposal to our Corporate Secretary at 2830 De La Cruz Boulevard, Santa Clara, California 95050 no later than November 24, 2006. In addition, if a stockholder proposal is not submitted to us before February 1, 2007, then the proxy to be solicited by the board of directors for the 2007 annual meeting of stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2007 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If we do not receive your proposal within the specified time frame, you will not be permitted to raise your proposal at the annual meeting.

Proxy Solicitation Costs. We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. We have hired The Altman Group to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay The Altman Group a fee of approximately $10,000 for its services and its reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders on our behalf by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. We may also reimburse brokerage firms, fiduciaries and other persons representing beneficial owners of shares for their reasonable out-of-pocket expenses incurred in connection with forwarding voting information to the beneficial owners.

Electronic Distribution of Proxy Materials. We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of annual meeting materials, including email delivery of future proxy statements, annual reports and related materials and on-line stockholder voting. If you would like to view future proxy statements and annual reports over the Internet instead of receiving paper copies, you can elect to do so by voting at www.proxyvote.com. Your election to view these documents over the Internet will remain in effect until you revoke it. If you choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote. We encourage you to help us reduce printing and mailing costs by signing up to receive future proxy mailings by email.

OTHER BUSINESS

The board of directors does not presently intend to bring any other business before the meeting and, to the knowledge of the board, no matters are to be acted upon at the meeting other than the matters described in this proxy statement. However, if any other business should properly come before the meeting, the proxy holders named on the enclosed proxy card will vote the shares for which they hold proxies in their discretion.

By Order of the Board of Directors

/s/ Alfred J. Amoroso
Alfred J. Amoroso, President & CEO

Dated:	March 15, 2006

Santa Clara, California

Annex A

MACROVISION CORPORATION

2000 EQUITY INCENTIVE PLAN

As Adopted by the Board of Directors on June 16, 2000

As Amended by the Board of Directors on August 24, 2000

Approved by Stockholders on August 24, 2000

As Amended by the Board of Directors on April 16, 2002

Approved by the Stockholders on June 6, 2002

As Amended by the Board of Directors on April 22, 2003

Approved by the Stockholders on May 27, 2003

As Amended by the Board of Directors on March 7, 2006

Section 1. Purpose; Definitions.

The name of the plan is the Macrovision Corporation 2000 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable employees (including officers and Directors) of Macrovision Corporation, a Delaware corporation (the “Company”) and its Subsidiaries, non-employee members of the Board of Directors of the Company, and those consultants and other independent contractors who provide services to the Company and its Subsidiaries and upon whose judgment, initiative and efforts the Company and its Subsidiaries depend for the successful conduct of their business to acquire proprietary interests in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on behalf of the Company and its Subsidiaries and strengthening their desire to remain with the Company and its Subsidiaries.

The following terms shall be defined as set forth below:

(a) “Act” means the Securities Act of 1933, as amended.

(b) “Administrator” means the Board or the Committee.

(c) “Award” or “Awards,” except where referring to a particular category of grant under the Plan, means Incentive Stock Options, Nonstatutory Stock Options, Performance Shares, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause,” as such term relates to the termination of any person’s status as an employee or other service provider of the Company, means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person’s duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure, or (v) material breach by such person of any other agreement with the Company, as determined by the Board in good faith in its sole discretion.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any successor tax laws, and related rules, regulations and interpretations.

(g) “Covered Employees” means any participant who is designated by the Committee prior to the date that the Committee establishes the Performance Goals for a Performance Period, to be a Covered Employee within the meaning of Code Sections 162(m).

(h) “Committee” means a committee of two or more Independent Directors appointed by the Board to administer the Plan.

(i) “Director” means a member of the Board.

(j) “Disability” means an individual’s inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual’s mental or physical disability, as determined by the Administrator in good faith in its sole discretion.

(k) “Fair Market Value” of the Stock on any given date under the Plan shall be determined as follows:

(i) If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

(ii) If the Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price per share of the Stock on the date of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market System or through any successor system. If there is no reported closing selling price for the Stock on the date of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

(l) “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

(m) “Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

(n) “Nonstatutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o) “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

(p) “Performance-Based Award” means an Incentive Stock Option, Nonstatutory Stock Option, Performance Shares, Stock Appreciation Right, Restricted Stock or Restricted Stock Units granted to a selected Covered Employee and subject to the terms and conditions set forth in Section 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(q) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization, and other non-cash or nonrecurring items), net losses, sales or revenue, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such participant.

(r) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending upon the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. Where applicable, the Performance Goals may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.

(s) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a participant’s right to a Performance-Based Award.

(t) “Performance Shares” mean an Award granted to a participant pursuant to Section 8 that entitles the participant to receive a prescribed number of shares of Stock upon achievement of Performance Goals established by the Committee for such Award.

(u) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(v) “Restricted Stock” means a Restricted Stock Award granted pursuant to Section 7 by the issuance of Stock subject to restrictions.

(w) “Restricted Stock Award” means any Award granted pursuant to Section 7.

(x) “Restricted Stock Unit” means a Restricted Stock Award granted pursuant to Section 7 to receive the economic equivalent of Restricted Stock without the issuance of Stock at time of grant.

(y) “Retirement” means an employee’s termination of employment with the Company and its Subsidiaries after attainment of age 65 or attainment of age 55 and completion of 10 years of employment.

(z) “Stock” means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.

(aa) “Stock Appreciation Right” means any Award granted pursuant to Section 6.

(bb) Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

Section 2. Administration of Plan; Authority to Select Participants and Determine Awards.

(a) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select those employees (including officers and Directors) of the Company and its Subsidiaries, non-employee Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Performance Shares, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan (including for any subplan or portion of the Plan that the Administrator may establish for a specific group of employees or other service providers) and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and otherwise to supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

(b) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer or Chief Operating Officer of the Company all or part of the Administrator’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or Covered Employees within the meaning of Section 162(m) of the Code. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

Section 3. Stock Issuable Under the Plan; Mergers; Substitution.

(a) Stock Issuable. As of March 15, 2006, the maximum number of shares of Stock and Stock equivalents reserved and available for then outstanding Awards and the grant of additional Awards under the Plan is thirteen million one thousand seven hundred nineteen (13,001,719) shares, which number shall include the increase of five million (5,000,000) shares upon stockholder approval. No more than two million (2,000,000) shares of such Stock and Stock equivalents shall be available for Performance Shares, Restricted Stock, and Restricted Stock Units combined. For purposes of this limitation, the shares of Stock underlying any Awards which expire or which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Restricted Stock Units with respect to no more than one million five hundred thousand (1,500,000) shares of Stock and Stock equivalents may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon the exercise of a Stock Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option, if any, shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan.

(b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Restricted Stock Units that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers, etc. In the event of (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is the not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Stock Options, Stock Appreciation Rights, Performance Shares and Restricted Stock Units granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all optionees); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options and Stock Appreciation Rights: (I) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (II) upon written notice to the optionees, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (III) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees, equal to the difference between (A) the value (as determined by the Administrator) of the consideration payable per share of Stock pursuant to the business combination (the “Merger Price”) multiplied by the number of shares of Stock subject to such outstanding Stock Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options and Stock Appreciation Rights, in exchange for the termination of such Stock Options and Stock Appreciation Rights.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

Section 4. Eligibility.

Participants in the Plan shall be such full-time or part-time employees (including officers and Directors) of the Company and its Subsidiaries, non-employee Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries as the Administrator in its sole discretion shall select from time to time.

Section 5. Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Nonstatutory Stock Option. The Administrator may from time to time adopt subplans to this Plan containing such additional terms, conditions and restrictions, not inconsistent with the terms of the Plan, as may be necessary to qualify the grants of Stock Options thereunder for preferential treatment under the laws of any country or other jurisdiction in which the Company or any of its Subsidiaries has employees, non-employee Directors, consultants or other independent contractors.

No Incentive Stock Option shall be granted under the Plan after May 31, 2010.

(a) Terms and Conditions of Stock Options. The Administrator in its discretion may grant Stock Options subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any “parent or subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code) and an Incentive Stock Option is granted to such employee, the exercise price per share for the Stock covered by such Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any “parent or subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code) and an Incentive Stock Option is granted to such employee, the term of such Option shall expire no more than five years after the date of grant. No Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, and the term of each such Option shall expire no more than ten years after the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at the time of grant. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Payment of the purchase price shall be made in full concurrently with such exercise by any one of the following methods: (A) in cash; (B) if and to the extent the instrument evidencing the Option so provides and if the Company is not then prohibited from purchasing or acquiring shares of Stock, with shares of Stock that have been held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, delivered in lieu of cash and valued at their Fair Market Value on the date of exercise; (C) through a “same day sale” commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (the “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (D) through a “margin” commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (E) any combination of the foregoing. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(v) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of the optionee’s death may thereafter be exercised, to the extent it was exercisable by the optionee on the date of the optionee’s death, by the legal representative of the optionee’s estate or by any other person who acquires the right to exercise the option by reason of such death under the optionee’s will or the laws of intestate succession, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of death, but not later than the expiration of the stated term of the Option, if earlier.

(vi) Termination by Reason of Disability. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of such termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier. The Administrator shall have sole authority and discretion to determine whether a participant’s employment (or business relationship) has been terminated by reason of Disability. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vi) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee’s death, subject to termination on the expiration of the stated term of the Option, if earlier.

(vii) Termination by Reason of Retirement. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify) from the date of such termination of employment, but not later than the expiration of the stated term of the Option, if earlier. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vii) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee’s death, subject to termination on the expiration of the stated term of the Option, if earlier.

(viii) Termination for Cause. If any optionee’s employment by (or business relationship with) the Company and its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide in any Stock Option that such Stock Option can be exercised, to the extent it was exercisable on the date of such termination, for a period of up to 30 days from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

(ix) Other Termination. Unless otherwise determined by the Administrator, if an optionee’s employment by (or business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of such termination, for three months (or such other period not to exceed 60 months as the Administrator shall specify) from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

(x) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.

(b) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator may provide in an option agreement evidencing a Nonstatutory Stock Option that the optionee may transfer, without consideration for the transfer, such Nonstatutory Stock Option to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, to charitable organizations, or pursuant to a domestic relations order in settlement of marital property rights (which shall not be a transfer for value), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable option agreement.

(c) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

Section 6. Stock Appreciation Rights.

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the per share exercise price of the Stock Appreciation Right set by the Administrator at the time of grant, which exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant (or not less than the Option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Nonstatutory Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable. A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered. When a stock settled Stock Appreciation Right is exercised, the shares subject to a Stock Appreciation Right grant agreement shall be counted against the shares available for issuance, regardless of the number of shares used to settle the Stock Appreciation Right upon exercise.

(iii) Stock Appreciation Rights granted in tandem with an Option shall be transferable only when and to the extent that the underlying Option would be transferable. Stock Appreciation Rights not granted in tandem with an Option shall not be transferable otherwise than by will or the laws of descent or distribution. All Stock Appreciation Rights shall be exercisable during the participant’s lifetime only by the participant or the participant’s legal representative.

Section 7. Restricted Stock Awards.

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the participant to receive shares of Stock (“Restricted Stock”) or to receive the economic equivalent of shares of Stock (“Restricted Stock Units”) subject to such restrictions and conditions as the Administrator may determine at the time of grant, at a purchase price and for such consideration as the Administrator may determine. Restricted Stock issuances and Restricted Stock Unit grants may, at the discretion of the Administrator, be based on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of Performance Goals or other pre-established performance criteria or objectives.

(b) Rights as a Stockholder. Upon execution of a written instrument for the issuance of Restricted Stock and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company or of a third party escrow holder until such Restricted Stock is vested as provided in Section 7(d) below. Stock underlying a Restricted Stock Unit will not be issued until the Restricted Stock Unit has vested as provided in Section 7(d) below. A participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and Stock underlying the Restricted Stock Units has been issued.

(c) Restrictions. Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase from the participant or the participant’s legal representative at their purchase price Restricted Stock with respect to which conditions have not lapsed.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the cancellation of Restricted Stock Units and the non-transferability of the Restricted Stock and the Company’s right of repurchase shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals or other performance criteria, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be subject to the restrictions set forth above and shall be “vested.” Except as may otherwise be provided by the Administrator, a participant’s rights in any shares of Restricted Stock and Restricted Stock Units that have not vested shall terminate automatically upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries and shares of Restricted Stock shall be subject to the Company’s right of repurchase as provided in Section 7(c) above.

(e) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock or their economic equivalent with respect to Restricted Stock Units.

Section 8. Performance Shares.

(a) Nature of Performance Shares. An Award of Performance Shares entitles a participant to receive shares of Stock following the satisfaction of one or more Performance Goals or other specific performance criteria established by the Administrator, in each case on a specified date or dates or over any Performance Period or other period determined by the Administrator.

(b) Rights as a Stockholder. Stock underlying Performance Shares will not be issued until the Performance Shares have vested, pursuant to the Performance Goals or other specific performance criteria set by the Administrator. A participant awarded Performance Shares shall have no rights as a Company stockholder with respect to such Performance Shares until such time as the Performance Shares have vested and the Stock underlying the Performance Shares has been issued.

(c) Vesting of Performance Shares. The Administrator, at the time of grant, shall specify the Performance Goals or other specific performance criteria, objectives and conditions on which the Stock underlying the Performance Shares shall vest. Except as otherwise may be provided by the Administrator, a participant’s rights in the Stock underlying the Performance Shares that have not vested shall terminate automatically upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries.

Section 9. Performance-Based Awards.

(a) Purpose. The purpose of this Section 9 is to provide the Committee the ability to qualify Awards granted under the Plan as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 9 shall control over any contrary provision contained in the Plan; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 9.

(b) Applicability. This Section 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a participant for a Performance Period shall not in any manner entitle the participant to receive an Award for the period. Moreover, designation of a Covered Employee as a participant for a particular Performance Period shall not require designation of such Covered Employee as a participant in any subsequent Performance Period and designation of one Covered Employee as a participant shall not require designation of any other Covered Employees as a participant in such period or in any other period.

(c) Procedures With Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award agreement, a participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the participant. Furthermore, a participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 10. Tax Withholding.

(a) Payment By Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 11. Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 12. Amendments and Termination.

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of stockholders. Notwithstanding the foregoing, without the prior approval of the Company’s stockholders entitled to vote at a meeting of stockholders, no outstanding Award shall be amended to reduce its exercise or purchase price or cancelled and replaced with a substitute Award (of the same type or of any different type) at a lower exercise or purchase price.

Section 13. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 14. General Provisions.

(a) No Distribution; Compliance With Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it considers appropriate.

(b) Delivery Of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 15. Effective Date of Plan.

This Plan shall become effective when adopted by the Company’s Board of Directors, but no Award granted under the Plan shall become exercisable and no shares shall be issuable under the Plan unless the Plan shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board’s approval, then all Awards previously granted under the Plan shall terminate, and no further Awards shall be granted or issued.

Section 16. Governing Law.

This Plan shall be governed by California law except to the extent such law is preempted by federal law; provided, however, that the Delaware General Corporation Law shall apply to the issuance of Stock and other securities hereunder.

MACROVISION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

APRIL 27, 2006

The stockholder(s) hereby appoint(s) Alfred J. Amoroso and John O. Ryan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Macrovision Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on April 27, 2006, at 2830 De La Cruz Blvd., Santa Clara, California, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C/O AMERICAN STOCK TRANSFER ATTN: MR. ISSAC 59 MAIDEN LANE NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Macrovision Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macrovision Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MACRO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MACROVISION CORPORATION

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 and 3.

Vote On Directors			For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
1.	To elect as the Directors of Macrovision Corporation the nominees listed below:
	01) John O. Ryan	04) Steven G. Blank
	02) Alfred J. Amoroso	05) Robert J. Majteles	☐	☐	☐	_________________________________
	03) Donna S. Birks	06) William N. Stirlen

		For	Against	Abstain
Vote On Proposals

2.	To approve the amendment of our 2000 Equity Incentive Plan.	☐	☐	☐

3.	To ratify the selection of KPMG LLP as Macrovision’s independent registered public accounting firm for the year ending December 31, 2006.	☐	☐	☐

4.	In their discretion, upon such other matters that may properly come before the meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly came before the meeting, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date